UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2008 (June 26, 2008)

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code     (717) 761-2633

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K dated June 26, 2008 (the "Original Report") is being filed to correct the pharmacy same store sales and the front end same store sales for the Brooks Eckerd stores for the first quarter of fiscal 2009. The Original Report is amended and restated herein.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Please refer to Item 8.01 of this current report, incorporated by reference into this Item 2.02.

ITEM 8.01. OTHER EVENTS.

On June 26, 2008, we announced that pharmacy same store sales for the Brooks Eckerd stores acquired on June 4, 2007 were as follows: negative 4.7% for the third quarter of fiscal 2008; negative 6.0% for the fourth quarter of  fiscal 2008 (which takes into account the pharmacy systems conversions we conducted during the quarter as part of the integration of these stores, a weaker cough, cold and flu season and Zyrtec's switch from a prescription to an over-the-counter formulation); and negative 6.7% for the first quarter of fiscal 2009 (which takes into account the completion of the pharmacy systems conversions we conducted as part of the integration of these stores and the continued impact of Zyrtec's switch from a prescription to an over-the-counter formulation).   Front end same store sales for the Brooks Eckerd stores were as follows:  negative 13.7% for the third quarter of fiscal 2008 (which takes into account removal of the non-go-forward inventory, the retrofitting of the plan-o-grams and the minor remodels conducted during the quarter as part of the integration of these stores);  negative 10.0%  for the fourth quarter of fiscal 2008 (which takes into account a weaker cough, cold and flu season than expected and the minor remodels that occurred during the quarter as part of the integration of these stores, the effects of which were partially offset by the Zyrtec switch); and negative 8.8% for the first quarter fiscal of 2009 (which takes into account the minor remodels that occurred during the quarter as part of the integration of these stores and the photo and cosmetic disruptions that occurred during the quarter, the effects of which were partially offset by the Zyrtec switch).  Private brand penetration in the Brooks Eckerd stores reached 11.5% at the end of May.

Rite Aid achieved a generic dispense rate of 67.7% for all stores, with the generic dispense rate in the Brooks Eckerd stores increasing to in excess of a 66% for the quarter and a generic dispense rate of 68% for the core Rite Aid stores. This rate has increased in each of the past 28 quarters, and Rite Aid hopes to achieve a rate of 70%.

This report may contain forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to successfully complete the integration of Brooks Eckerd and realize the benefits of the Brooks Eckerd acquisition, including positive same store sales growth for Brooks Eckerd and cost savings; our ability to manage expenses, including integration expenses; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; continued consolidation of the drugstore industry, changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations; general economic conditions and inflation; and  interest rate movements and access to capital.  Consequently, all of the forward-looking statements made in this report are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by Rite Aid with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated : June 30, 2008	By:	/s/ Robert B. Sari
		Name:	Robert B. Sari
		Title:	Executive Vice President,
General Counsel and Secretary